UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2005

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications  pursuant to Rule 425 under the Securities Act

☐            Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 28, 2005, Monster Worldwide, Inc. (the “Company”) entered into an employment letter (the “Employment Letter”) with Paul Camara.  Pursuant to the Employment Letter, Mr. Camara shall serve as Executive Vice President of the Company.  For such services he shall receive a base salary of $500,000.  Mr. Camara’s employment under the Employment Letter terminates on December 31, 2007, unless earlier terminated in accordance with the terms of the Employment Letter.  In addition, the Employment Letter provides that Mr. Camara will not compete with the Company for five years after the termination of his employment with the Company.

ITEM 8.01             OTHER EVENTS.

In conjunction with Mr. Camara’s new agreement, the Company promoted Marcel Legrand to Senior Vice President, Strategy and Corporate Development. In this role, Mr. Legrand will assume a leading role regarding strategic initiatives globally.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

	10.1	Employment Letter, dated September 28, 2005, by and between the Company and Paul Camara.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Myron Olesnyckyj
Myron Olesnyckyj
Senior Vice President – General Counsel

Dated: September 28, 2005